EXHIBIT 10.1

                       AMENDMENT OF RESEARCH, DEVELOPMENT
                     AND EXPERIMENTAL COST SHARING AGREEMENT

         This AMENDMENT OF RESEARCH, DEVELOPMENT AND EXPERIMENTAL COST SHARING AGREEMENT, dated as of August 16, 2002, (the Agreement") is entered into by and among VISX, Incorporated, a Delaware corporation ("VISX") and Medjet Inc., a Delaware corporation (the "Company").

                                   BACKGROUND
                                   ----------

         A. VISX and the Company are parties to that certain Research, Development and Experimental Cost Sharing Agreement, dated as of August 17,2001 (the "R&D Amendment"). In addition, VISX, Orion Acquisition Corp., a Delaware corporation and the Company are parties to that certain Agreement and Plan of Merger and Reorganization, dated as of August 17,2001 (the "Merger Agreement"). Capitalized terms used herein but not defined shall have the meanings set forth in the Merger Agreement and the R&D Agreement, as the case may be.

         B. The Company and VISX are currently negotiating the terms of a possible extension of the R&D Agreement and a related extension of the termination date of the Merger Agreement (the "Extensions").

         C. The parties desire to extend the termination date of the R&D Agreement for a period of one week to allow for completion of the negotiation of the Extensions.

                                    AGREEMENT
                                    ---------

         NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Amendment to Section 6. Section 6 of the R&D Agreement is hereby amended by inserting the words "and one week" immediately following "12 months."

         2. Acknowledgement of No Funding Obligation. The parties hereby acknowledge that no payments will be due the Company from VISX during the one week extension of the R&D Agreement provided for in this Agreement.

         3.  Miscellaneous.

             (a) Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of VISX and the Company.

             (b) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of


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the State of Delaware, without regard to the conflicts of law provisions of the
State of Delaware or of any other state.

             (c) Entire Agreement. This Agreement and the R&D Agreement constitute and contain the entire agreement between VISX and Company, whether written or oral, respecting the subject matter hereof.

             (d) Notices. All notices and other communications hereunder shall be made in accordance with the notice provisions of the R&D Agreement.

             (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.


VISX, INCORPORATED                               MEDJET INC.


By:  /s/  Derek Bertocci                      By:  /s/  Eugene I. Gordon
   _________________________________             ___________________________
   Derek Bertocci                                   Eugene I. Gordon
   Vice President, Controller                       Chief Executive Officer











































          [SIGNATURE PAGE TO AMENDMENT OF R&D AGREEMENT]